Exhibit 99.1

AMERICHIP INTERNATIONAL INC.
PROVIDES UPDATE ON
PURCHASE OF ASSETS
OF
AMERICAN PRODUCTION MACHINING, LLC.

DETROIT, MI, January 28, 2003. The Board of Directors of AmeriChip International Inc. ACHI:OTC-BB (the "Company") is pleased to report that it has received a commitment letter from Future Financial Consultants approving the $2,650,000 funding which will be used in part to finalize the purchase of the assets of American Production Machining, LLC ("APM") of Fraser, MI. The Company has been advised that the funds will be moved into escrow the week of February 9, 2004. This loan will be secured by receivables and inventory of the current APM. The receipt of the commitment letter was the final step necessary to complete the financing required to close on the bulk asset purchase.

The Company will seek approval of its proposed bulk asset purchase of APM's assets from the Court in which APM filed its Chapter 11 documents. In addition a note will be issued to unsecured creditors of American Production Machining, LLC in the amount of $300,000.

AmeriChip International Inc. trades on the OTC:BB (ACHI). For more information, visit our new website at www.americhipintl.com or contact Rhonda Windsor at 905-898-2646.